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                                                                  EXHIBIT 4.10

                          CREDIT AND SECURITY AGREEMENT

                           Dated as of April 14, 1995

         CRAGAR INDUSTRIES, INC., a Delaware corporation (the "Borrower"), and NORWEST BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), hereby agree as follows:
                                    ARTICLE 1

                                   Definitions

         1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; and

                  (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles.

                  "Accounts" means the aggregate unpaid obligations of customers and other account debtors to the Borrower arising out of the sale or lease of goods or rendition of services by the Borrower on an open account or deferred payment basis.

                  "Advance" means an advance to the Borrower by the Lender under the Credit Facility.

                  "Adjusted Net Worth" means net worth determined in accordance with generally accepted accounting principals consistent with those used in preparing Borrower's most recent audited financial statement plus Subordinated Debt other than the Bridge Loan.

                  "Affiliate" or "Affiliates" any Person controlled by, controlling or under common control with the Borrower, including (without limitation) any Subsidiary of the Borrower. For purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" means this Credit and Security Agreement.

                  "Applicable Percentage" means, from the date of this Agreement to and including April 13, 1996, 3%; from April 14, 1996, to and including April 13, 1997, 2%; and from April 14, 1997 until the date immediately preceding the Termination Date, 1%.

                  "Banking Day" means a day other than a Saturday on which banks are generally open for business in Phoenix, Arizona.

                  "Base Rate" means the rate of interest publicly announced from time to time by Norwest Bank Minnesota, National Association as its "base rate" or, if such bank ceases to announce a rate so designated, any similar successor rate designated by the Lender.


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                  "Blemished Finished Goods Inventory" means Finished Goods
         Inventory which is damaged or defective but still saleable as blemished or seconds and is so classified in the books and records of Borrower.

                  "Borrowing Base" means, at any time and subject to change from time to time in the Lender's sole discretion, the lesser of

                  (i)      the Commitment, or

                  (ii)     the sum of

                           (A)      75% of Eligible Accounts, plus

                           (B) the lesser of (x) the sum of the following percentages of various classes of Eligible Inventory; (i) 55% of Raw Materials Inventory; (ii) 55% of Current Finished Goods Inventory; (iii) 35 % of Dated Finished Goods Inventory not to exceed $500,000.00; and (iv) 30% of Blemished
                                    Finished Goods Inventory not to exceed
                                    $75,0000.00; or (y) $4,500,000.00, plus

                           (C) to the extent the Advances allowed by clauses (A) and (B) above shall have been made in full, the "Inventory Overadvance" in an amount equal to the lesser of (a) from the date of this Agreement to and including June 30, 1995, (1) 5% of Eligible Inventory, or (2) $375,000.00; (b) from July 1, 1995 to and including September 30, 1995, (1) 4% of
                                    Eligible Inventory, or (2) $300,000.00; (c) from October 1, 1995, to and including December 31, 1995, (1)3% of Eligible Inventory, or (2) $225,000.00; (d) from
                                    January 1, 1996 to and including March 31,
                                    1996, (1) 2% of Eligible Inventory or (2)
                                    $150,000.00; and (e) from April 1, 1996 to
                                    and including June 30, 1996, (1) 1% of
                                    Eligible Inventory or (2) $75,000.00.

                  "Bridge Loan" means that portion of the Subordinated Indebtedness identified as the "Bridge Loan" on Exhibit C.

                  "Capital Expenditures" means net tangible and intangible expenditures of the applicable Person or Persons for the lease, purchase or acquisition of capital assets, or a capitalized lease of any other asset (capitalized leases being determined in accordance with generally accepted accounting principles).

                  "Collateral" means all of the Equipment, General Intangibles, Inventory, Receivables and all sums on deposit in the Collateral Account, together with all substitutions and replacements for and products of any of the foregoing Collateral and together with proceeds of any and all of the foregoing Collateral and, in the case of all tangible Collateral, together with all accessions and together with (i) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any such goods, and (ii) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods.


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                  "Collateral Account" has the meaning specified in Section
         4.1(d) hereof.

                  "Commitment" means $9,500,000.00, unless said amount is reduced pursuant to Section 2.8(b) hereof, in which event it means the amount to which said amount is reduced.

                  "Credit Facility" means the revolving credit facility being made available to the Borrower in the amount of the Commitment by the Lender pursuant to Article 2 hereof.

                  "Current Finished Goods Inventory" means Finished Goods Inventory which is not damaged or defective which is of a SKU type of which the quantity in Borrower's inventory at the date of determination is less than the quantity of such SKU type sold by Borrower in the one year period preceding the date of determination; provided, however, that upon the prior approval of Lender, reasonable inventories of new products or reasonably anticipated inventory needs due to increased demand for existing products may be included in the definition of Current Finished Goods Inventory from time to time.

                  "Current Maturities Long-Term Debt" means contractual debt amortization of long-term debt and capitalized leases of the Borrower.

                  "Dated Finished Goods Inventory" means Finished Goods Inventory which is not damaged or defective and consisting of all SKU types which do not qualify as Current Finished Goods Inventory.

                  "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

                  "Default Period" means the period following the occurrence of a Default or Event of Default which period shall continue until and unless the Lender shall thereafter waive such Default or Event of Default in writing.

                  "Default Rate" means at any time 2% over the Floating Rate, which Default Rate shall change when and as the Floating Rate changes.

                  "Default Rate Commencement Date" means:

                           (i) in the case of a Default arising under Sections
                  6.12 through 6.14, 7.10 or 7.17, the date of the financial statement disclosing such Default; or

                           (ii) in the case of any other Default, 30 days after
                  the date of such Default.

                  "Eligible Accounts" means all unpaid Accounts, net of any credits, except the following shall not in any event be deemed Eligible
         Accounts:

                           (i) That portion of Accounts over 60 days past
                  scheduled due date;

                           (ii) That portion of Accounts that are disputed or
                  subject to a claim of offset or a contra account;


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                           (iii) That portion of Accounts not yet earned by the
                  final delivery of goods or rendition of services, as applicable, by the Borrower to the customer;

                           (iv) Accounts owed by any unit of government, whether
                  foreign or domestic (provided, however, that there shall be included in Eligible Accounts that portion of Accounts owed by such units of government with respect to which the Borrower has provided evidence satisfactory to the Lender that (A) the Lender has a first priority perfected security interest and
                  (B) such Account may be enforced by the Lender directly against such unit of government under all applicable laws);

                           (v) Accounts owed by an account debtor located
                  outside the United States or Canada which are not backed by a bank letter of credit assigned to the Lender, in the possession of the Lender and acceptable to the Lender in all respects, in its sole discretion;

                           (vi) Accounts owed by an account debtor that is the
                  subject of bankruptcy proceedings or has gone out of business unless Lender agrees otherwise;

                           (vii) Accounts owed by a shareholder, subsidiary,
                  Affiliate, officer or employee of the Borrower;

                           (viii) Accounts not subject to a duly perfected
                  security interest in favor of the Lender or which are subject to any lien, security interest or claim in favor of any Person other than the Lender;

                           (ix) That portion of Accounts that have been
                  restructured, extended, amended or modified unless otherwise consented to by Lender in writing;

                           (x) That portion of Accounts that constitutes finance
                  charges, service charges or sales or excise taxes;

                           (xi) Accounts owed by an account debtor, regardless
                  of whether otherwise eligible, if 25% or more of the total amount due under Accounts from such debtor is ineligible under clauses (i), (ii) or (ix) above;

                           (xii) Accounts which by their terms allow the account
                  debtor to pay more than 210 days from the date of sale;

                           (xiii) That portion of Eligible Accounts of any one
                  account debtor which are not insured by credit insurance acceptable to Lender and naming Lender as loss payee and which exceed 10% of Borrower's total Eligible Accounts, provided, however, that in the case of Super Shops the applicable percentage of Borrower's total Eligible Accounts shall be 40% and in the case of Keystone Automotive, 20%; and

                           (xiv) Accounts, or portions thereof, otherwise deemed
                  ineligible by the Lender in its sole discretion.


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                  "Eligible Inventory" means all inventory of the Borrower, at the lower of cost or market value as determined in accordance with generally accepted accounting principles plus the amount reserved against inventory as of December 31, 1994, to the extent the inventory to which such reserves relate remain in Borrower's inventory; provided, however, that the following shall not in any event be deemed Eligible
         Inventory:

                           (i) Inventory that is: in-transit; located at any
                  warehouse or other premises not approved by the Lender in writing; located outside of the states, or localities, as applicable, in which the Lender has filed financing statements to perfect a first priority security interest in such inventory; covered by any negotiable or non-negotiable warehouse receipt, bill of lading or other document of title; on consignment to or from any other person or subject to any bailment;

                           (ii) Supplies, packaging or parts inventory;

                           (iii) Work-in-process inventory except raw materials
                  which have been segmented for use in a particular production run to the extent reported as raw materials by Borrower;

                           (iv) Inventory that is damaged, obsolete or not
                  currently saleable in the normal course of the Borrower's operations;

                           (v) Inventory that the Borrower has returned, has
                  attempted to return, is in the process of returning or intends to return to the vendor thereof;

                           (vi) Inventory that is subject to a security interest
                  in favor of any Person other than the Lender;

                           (vii) Pre-1991 Inventory; and

                           (viii) Inventory otherwise deemed ineligible by the
                  Lender in its sole discretion.

                  "Environmental Laws" has the meaning specified in Section 5.12 hereof.

                  "Equipment" means all of the Borrower's equipment, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all present and future machinery, vehicles, furniture, fixtures (whether located upon the Premises or otherwise), manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically (without limitation) the goods described in any equipment schedule or list herewith or hereafter furnished to the Lender by the Borrower.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Event of Default" has the meaning specified in Section 8.1 hereof.

                  "Excess Cash Flow" means the Net Income of Borrower as shown on the audited financial statement of Borrower required by Section 6.1(a) hereof for the fiscal year in


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         question, plus or minus non-cash items, less unfinanced Capital
         Expenditures and scheduled debt service, and less principal and interest paid on Subordinated Indebtedness during such fiscal year.

                  "Finished Goods Inventory" means Eligible Inventory which is fully assembled and ready for sale by Borrower.

                  "Floating Rate" means an annual rate equal to the sum of the Base Rate plus one and one-quarter percent (1-1/4%), which Floating Rate shall change when and as the Base Rate changes.

                  "Funds from Operations" means after tax net income of the Borrower for the applicable period or periods, adjusted to exclude non-cash items or income or expense which are extraordinary items or items not related to operations (determined in accordance with generally accepted accounting principles).

                  "General Intangibles" means all of the Borrower's general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including (without limitation) all present and future Patents (or Borrower's rights therein where Borrower is a licensee), patent applications, copyrights, Trademarks (or Borrower's rights therein where Borrower is a licensee), trade names, trade secrets, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use the Borrower's name, and the goodwill of the Borrower's business.

                  "Initial Advance" has the meaning specified in Section 4.1 (m) hereof.

                  "Interest Expense" means total gross interest expense of the Borrower (cash and capitalized, including interest on capitalized leases and not net of interest income).

                  "Inventory" means all of the Borrower's inventory, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

                  "Inventory Overadvance Rate" means an annual rate equal to the sum of the Base Rate, plus 2.25%, which Inventory Overadvance Rate shall change when and as the Base Rate changes.

                  "Investor Debt" means that portion of the Subordinated Indebtedness identified as the "Investor Debt" on Exhibit C.

                  "Issuer" means the issuer of any Letter of Credit.

                  "L/C Amount" means the sum of (i) the aggregate face amount of any issued and outstanding Letters of Credit and (ii) the unpaid amount of the Obligation of Reimbursement.

                  "L/C Application" means an application and agreement for letters of credit in a form acceptable to the Issuer and the Lender.


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                  "Letter of Credit" has the meaning specified in Section 2.2 hereof.

                  "Loan Documents" means this Agreement, the Note and the Security Documents.

                  "Lockbox " has the meaning specified in Section 4.1(e) hereof.

                  "Net Income" means after tax net income of the Borrower from continuing operations.

                  "Note" means the Revolving Note of the Borrower payable to the order of the Lender in substantially the form attached hereto as Exhibit A.

                  "Obligations" has the meaning specified in Section 3.1 hereof.

                  "Obligation of Reimbursement" has the meaning specified in
         Section 2.4(a) hereof.

                  "Patent" all letters patent currently or hereafter issued by the government of the United States or any foreign government held by Borrower, in which the Borrower is a licensee or otherwise used by Borrower in its business, including, but not limited to those listed on Exhibit F.

                  "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Plan" means an employee benefit plan or other plan maintained for employees of the Borrower and covered by Title IV of ERISA.

                  "Premises" means all premises where the Borrower conducts its business and has any rights of possession, including (without limitation) the premises legally described in Exhibit E attached hereto.

                  "Raw Materials Inventory" means that portion of Eligible Inventory consisting of spare parts, components, supplies and materials useable in producing Finished Goods Inventory but not yet incorporated into Finished Goods Inventory.

                  "Receivables" means each and every right of the Borrower to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by the Borrower or by some other person who subsequently transfers such person's interest to the Borrower, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which the Borrower may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including but not limited to all present and future accounts, contract rights, loans and obligations receivable, chattel papers, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of general intangibles.


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                  "Reportable Event" shall have the meaning assigned to that term in Title IV of ERISA.

                  "Security Documents" means the Collateral Account Agreement and the Lockbox Agreement.

                  "Security Interest" has the meaning specified in Section 3.1 hereof.

                  "Seller Debt" means that portion of the Subordinated Indebtedness identified as the "Seller Debt" on Exhibit C.

                  "Special Account" means a specified cash collateral account maintained by a financial institution acceptable to the Lender in connection with Letters of Credit, as contemplated by Sections 2.5 and
         3.6 hereof.

                  "Subordinated Indebtedness" means the indebtedness of the Borrower shown as such on Exhibit C and which is in fact subordinated as to payment of principal and interest to the indebtedness of the Borrower to the Lender, and to the extent such indebtedness is secured, such liens are subordinated to the liens in favor of Lender on the Collateral, all such subordinations to be in writing and in form and substance satisfactory to the Lender.

                  "Subsidiary" means any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

                  "Termination Date" means April 15, 1998.

                  "Trademarks" means all trademarks, tradenames and servicemarks whether federally registered or not, held by Borrower, in which Borrower is a licensee or otherwise used by Borrower in its business, including, but not limited to those listed on Exhibit F.

                  "UCC" means the Uniform Commercial Code as in effect from time to time in the state designated in Section 9.12 hereof as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion hereof.

                                    ARTICLE 2

                     Amount and Terms of the Credit Facility

         2.1 Advances. The Lender agrees, on the terms and subject to the conditions herein set forth, to make Advances to the Borrower from time to time during the period from the date hereof to and including the Termination Date, or the earlier date of termination in whole of the Credit Facility pursuant to Sections 2.8(a) or 8.2 hereof, in an aggregate amount at any time outstanding not to exceed the Borrowing Base less the L/C Amount, which Advances shall be secured by the Collateral as provided in Article 3 hereof. The Credit Facility shall be a revolving facility and it is contemplated


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that the Borrower will request Advances, make prepayments and request additional
Advances. The Borrower agrees to comply with the following procedures in requesting Advances under this Section 2.1:

                  (a) The Borrower will not request any Advance under this
Section 2.1 if, after giving effect to such requested Advance, the sum of the outstanding and unpaid Advances under this Section 2.1 or otherwise would exceed the Borrowing Base less the L/C Amount.

                  (b) Each request for an Advance under this Section 2.1 shall be made to the Lender prior to 12:00 noon (Minneapolis time) of the day of the requested Advance by the Borrower. Each request for an Advance may be made in writing or by telephone, specifying the date of the requested Advance and the amount thereof, and shall be by (i) any officer of the Borrower; or (ii) any person designated as the Borrower's agent by any officer of the Borrower in a writing delivered to the Lender; or (iii) any person reasonably believed by the Lender to be an officer of the Borrower or such a designated agent.

                  (c) Upon fulfillment of the applicable conditions set forth in
Article 4 hereof, the Lender shall disburse loan proceeds by crediting the same to the Borrower's demand deposit operating account maintained with Norwest Bank Arizona, N.A. unless the Lender and the Borrower shall agree in writing to another manner of disbursement. Upon request of the Lender, the Borrower shall promptly confirm each telephonic request for an Advance by executing and delivering an appropriate confirmation certificate to the Lender. The Borrower shall be obligated to repay all Advances under this Section 2.1 notwithstanding the failure of the Lender to receive such confirmation and notwithstanding the fact that the person requesting the same was not in fact authorized to do so. Any request for an Advance under this Section 2.1, whether written or telephonic, shall be deemed to be a representation by the Borrower that (i) the condition set forth in Section 2.1(a) hereof has been met, and (ii) the conditions set forth in Section 4.2 hereof have been met as of the time of the request.

         2.2 Note. All Advances made by the Lender under this Article 2 shall be evidenced by and repayable with interest in accordance with the Note. The principal of the Note shall be payable as provided herein and on the earlier of the Termination Date or acceleration by the Lender pursuant to Section 8.2 hereof, and shall bear interest as provided herein.

         2.3 Issuance of Letters of Credit.

                  (a) The Lender agrees, on the terms and subject to the conditions herein set forth, to issue or cause to be issued by an Issuer one or more documentary letters of credit for the account of the Borrower (each a "Letter of Credit") from time to time during the period from the date hereof until the earlier of the Termination Date or the Credit Facility has been terminated pursuant to Section 2.8 or 8.2 hereof, in an aggregate amount at any time outstanding not to exceed the Borrowing Base less the sum of (i) all outstanding and unpaid Advances hereunder and (ii) the unpaid amount of the Obligation of Reimbursement. Each Letter of Credit, if any, shall be issued pursuant to a separate L/C Application entered into by the Borrower and the Lender as co-applicants for the benefit of the Issuer, completed in a manner satisfactory to the Lender and the Issuer. The terms and conditions set forth in each such L/C Application shall supplement the terms and conditions hereof, but in the event of inconsistency between the terms of any such L/C Application and the terms hereof, the terms hereof shall control.


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                 (b) No Letter of Credit shall be issued under this Section 2.3 if, after the issuance of such requested Letter of Credit, the sum of the face amounts of all issued and outstanding Letters of Credit would exceed the Borrowing Base less the sum of (i) all outstanding and unpaid Advances hereunder and (ii) the unpaid amount of the Obligation of Reimbursement.

                  (c) No Letter of Credit shall be issued with an expiry date later than the Termination Date in effect as of the date of issuance.

                  (d) Any request for the issuance of a Letter of Credit under this Section 2.3 shall be deemed to be a representation by the Borrower that (i) the condition set forth in Section 2.3(b) hereof has been met, and (ii) the statements set forth in Section 4.2 hereof are correct as of the time of the request.

         2.4 Payment of Amounts Drawn Under Letters of Credit. The Borrower acknowledges that the Lender, as co-applicant, will be liable to the Issuer of any Letter of Credit for reimbursement of any and all draws thereunder and all other amounts required to be paid under the applicable L/C Application. Accordingly, the Borrower agrees to pay to the Lender any and all amounts required to be paid under the applicable L/C Application, when and as required to be paid thereby, and the amounts designated below, when and as designated:

                  (a) The Borrower hereby agrees to pay the Lender on the day a draft is honored under any Letter of Credit a sum equal to all amounts drawn under such Letter of Credit plus any and all reasonable charges and expenses that the Issuer or the Lender may pay or incur relative to such draw, plus interest on all such amounts, charges and expenses as set forth below (all such amounts are hereinafter referred to, collectively, as the "Obligation of Reimbursement"). So long as no Default shall then exist, the Obligation of Reimbursement shall be paid first through an Advance to the extent available under the Credit Facility.

                  (b) The Borrower hereby agrees to pay the Lender on demand interest on all amounts, charges and expenses payable by the Borrower to the Lender under this Section 2.3, accrued from the date any such draft, charge or expense is paid by the Issuer until payment in full by the Borrower at the Default Rate.

         If the Borrower fails to pay to the Lender promptly the amount of its Obligation of Reimbursement in accordance with the terms hereof and the L/C Application pursuant to which such Letter of Credit was issued, the Lender is hereby irrevocably authorized and directed, in its sole discretion, to make an Advance in an amount sufficient to discharge the Obligation of Reimbursement, including all interest accrued thereon but unpaid at the time of such Advance, and such Advance shall be evidenced by the Note and shall bear interest as provided in Section 2.7 hereof.

         2.5 Special Account. If the Credit Facility is terminated for any reason whatsoever, while any Letter of Credit is outstanding, the Borrower shall thereupon pay the Lender in immediately available funds for deposit in the Special Account an amount equal to the maximum aggregate amount available to be drawn under all Letters of Credit then outstanding, assuming compliance with all conditions for drawing thereunder. The Special Account shall be maintained for the Lender by any financial institution acceptable to the Lender. Any interest earned on amounts deposited in the Special Account shall be credited to the Special Account. Amounts on deposit in the Special Account may be applied by the Lender at any time or from time to time to the Borrower's Obligation


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of Reimbursement or any other Obligations, in the Lender's sole discretion, and shall not be subject to withdrawal by the Borrower so long as the Lender maintains a security interest therein. The Lender agrees to transfer any balance in the Special Account to the Borrower at such time as the Lender is required to release its security interest in the Special Account under applicable law.

         2.6 Obligations Absolute. The obligations of the Borrower arising under this Agreement shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including (without limitation) the following circumstances:

                  (a) any lack of validity or enforceability of any Letter of Credit or any other agreement or instrument relating to any Letter of Credit (collectively the "Related Documents");

                  (b) any amendment or waiver of or any consent to departure from all or any of the Related Documents;

                  (c) the existence of any claim, setoff, defense or other right which the Borrower may have at any time, against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), or other person or entity, whether in connection with this Agreement, the transactions contemplated herein or in the Related Documents or any unrelated transactions;

                  (d) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                  (e) payment by or on behalf of the Issuer or the Lender under any Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of such Letter of Credit; or

                  (f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

         2.7      Interest.

                  (a) The principal of the Advances under the Commitment outstanding from time to time during any month shall bear interest (computed on the basis of actual days elapsed in a 360- day year) at the Floating Rate; provided, however, that the portion of the Advances which constitutes an Inventory Overadvance outstanding from time to time during any month shall bear interest (computed on the basis of actual days elapsed in a 360-day year) at the Inventory Overadvance Rate. In the Lender's discretion and without waiving any of its other rights and remedies, the principal of the Advances under the Commitment outstanding from time to time shall bear interest at the Default Rate from the Default Rate Commencement Date until the end of the Default Period. Notwithstanding any provision of this Agreement to the contrary, no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law. Interest accruing on the principal balance of the Advances outstanding from time to time shall be payable on the first day of each succeeding month and on the Termination Date or earlier demand or prepayment in full. The Borrower agrees that the interest rate contracted for includes the interest rate set forth herein plus any other charges or fees set forth herein and costs and expenses incident to this transaction paid by the Borrower to the extent same are deemed interest under applicable law.

                  (b) If any Person shall acquire a participation in the Advances under this Agreement, the Borrower shall be obligated to the Lender to pay the full amount of all interest calculated under Sections 2.7(a) hereof, along with all other fees, charges and other amounts due under this Agreement, regardless if such Person elects to accept interest with respect to its participation at a lower rate than the Floating Rate, or otherwise elects to accept less than its pro rata share of such fees, charges and other amounts due under this Agreement.

         2.8 Voluntary Prepayment; Termination of Agreement by the Borrower; Permanent Reduction of the Commitment.

                  (a) Except as otherwise provided herein, the Borrower may, in its discretion, prepay the Advances in whole at any time or from time to time in part. The Borrower may terminate this Agreement at any time so long as either
(i) no Letter of Credit has been issued and is outstanding with an expiration date after such date, or (ii) Borrower shall have fully complied with Section
2.5 hereof, and, subject to payment and performance of all the Borrower's obligations to the Lender, may obtain any release or termination of the Security Interest to which the Borrower is otherwise entitled by law by giving at least 30 days' prior written notice to the Lender of the Borrower's intention to terminate this Agreement. Upon any termination of this Agreement by Borrower pursuant to this Section 2.8(a), Borrower shall pay to Lender a prepayment fee of the Applicable Percentage of the Commitment; provided, however, that no such fee shall be payable if and to the extent (i) the funds for any termination of the Commitment are derived from Funds From Operations, or (ii) such termination represents a refinancing of the Obligations by Norwest Bank Arizona, N.A.

                  (b) The Borrower may at any time and from time to time, upon at least 30 days' prior written notice to the Lender, permanently reduce in part the Commitment; provided, however, that no reduction shall reduce the Commitment to an amount less than the then-aggregate amount of the Advances plus the L/C Amount; and provided, further, that if the Borrower shall elect permanently to reduce in part the Commitment at any time other than the Termination Date, the Borrower shall pay to the Lender a premium in an amount equal to the Applicable Percentage.

         2.9 Mandatory Prepayment. Without notice or demand, if the sum of the outstanding principal balance of the Advances plus the L/C Amount shall at any time exceed the Borrowing Base, the Borrower shall (i) first, immediately prepay the Advances to the extent necessary to eliminate such excess; and (ii) if prepayment in full of the Advances is insufficient to eliminate such excess, pay to the Lender in immediately available funds for deposit in the Special Account an amount equal to the remaining excess. Any payment received by the Lender under this Section 2.9 or under Section 2.8 may be applied to the Obligation of Reimbursement or the Advances, including interest thereon and any fees, commissions, costs and expenses hereunder and under the Security Documents, in such order and in such amounts as the Lender, in its discretion, may from time to time determine. For each day or portion thereof that the Advances shall exceed the Borrowing Base, the Borrower shall pay to the Lender an overadvance charge in the amount of $100.00; provided, however, that if any such day occurs during a Default Period, the overadvance charge for such day shall be $250.00.

         2.10 Payment. All payments of principal of and interest on the Advances, the Obligation of Reimbursement, the commissions and fees hereunder and amounts required to be paid to the Lender for deposit in the Special Account shall be made to the Lender in immediately available funds. The Borrower hereby authorizes the Lender, in its discretion at any time or from time to time and without request by the Borrower, to make an Advance or Advances in such amount as shall be necessary to pay any interest, fees, costs or expenses hereunder or under the Loan Documents.

         2.11 Payment on Non-Banking Days. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of interest on the Advances or the fees hereunder, as the case may be.

         2.12 Use of Proceeds. The proceeds of Advances and each Letter of Credit issued or caused to be issued shall be used by the Borrower (i) to repay all outstanding indebtedness to Foothill Capital Corporation, (ii) for ordinary working capital purposes; or (iii) to pay certain other existing indebtedness of Borrower but only to the extent specifically permitted by this Agreement.

         2.13 Liability Records. The Lender may maintain from time to time, at Its discretion, liability records as to any and all Advances made or repaid, interest accrued or paid under this Agreement, outstanding Letters of Credit and fees thereon and the Borrower's Obligation of Reimbursement. All entries made on any such record shall be presumed correct until the Borrower establishes the contrary. On demand by the Lender, the Borrower will admit and certify in writing the exact principal balance that the Borrower then asserts to be outstanding to the Lender for Advances under this Agreement and the amount of any Letters of Credit outstanding. Any billing statement or accounting rendered by the Lender shall be conclusive and fully binding on the Borrower unless specific written notice of exception is given to the Lender by the Borrower within 180 days after its receipt by the Borrower.

         2.14 Setoff. The Borrower agrees that the Lender may at any time or from time to time, at its sole discretion and without demand and without notice to anyone, setoff any liability owed to the Borrower by the Lender, whether or not due, against any indebtedness owed to the Lender by the Borrower (for Advances or for any other transaction or event), whether or not due. In addition, each other Person holding a participating interest in any Advances made to the Borrower by the Lender shall have the right to appropriate or setoff any deposit or other liability then owed by such Person to the Borrower, whether or not due, and apply the same to the payment of said participating interest, as fully as if such Person had lent directly to the Borrower the amount of such participating interest.

         2.15 Fees.

                  (a) The Borrower hereby agrees to pay the Lender a fully earned and non-refundable origination fee of $98,000.00, due and payable upon the execution of this Agreement.

                  (b) The Borrower agrees to pay to the Lender an unused fee each month at the annual rate of 0.5% on the average daily unused amount of the Commitment from the date hereof to and including the date on which such facility is terminated, due and payable monthly in arrears on the first day of each month, commencing May 1, 1995, provided that any such unused fee remaining unpaid upon termination of the Credit Facility or acceleration of the Note by the Lender pursuant to Section 8.2 hereof shall be due and payable on the date of such termination or acceleration. Such fee shall be calculated on the basis of actual days elapsed in a 360-day year.

                  (c) The Borrower hereby agrees to pay any and all fees, commissions and charges of any Issuer of a Letter of Credit with respect to or in connection with such Letter of Credit.

                  (d) The Borrower agrees to pay the Lender, on written demand, the administrative fees charged by the Issuer in connection with the honoring of drafts under any Letter of Credit, amendments thereto, transfers thereof and all other activity with respect to the Letters of Credit.

                  (e) The Borrower hereby agrees to pay the Lender, on demand, audit fees of $50.00 per hour per auditor in connection with any audits or inspections by the Lender of any collateral or the operations or business of the Borrower, together with all actual out-of-pocket costs and expenses incurred in conducting any such audit or inspection; provided, however, such audit and inspection fees shall not exceed $25,000.00 in any one calendar year, excluding the pre-loan audit performed by or on behalf of Lender.

                  (f) The Borrower hereby agrees to pay the Lender a management fee in the amount of $20,000.00 per annum due and payable on April 14th of each year (commencing April 14, 1996) so long as this Agreement remains in effect and on the Termination Date; provided, however, that upon the termination of this Agreement in accordance with Section 2.8 Borrower shall pay that portion of the management fee for the year of such termination equal to $20,000.00 multiplied by a fraction, the numerator of which shall be the number of days which shall have elapsed from the previous April 14, and the denominator of which shall be 365.

                  (g) The Borrower shall pay to the Lender a fee on the aggregate face amount of any issued and outstanding Letters of Credit (computed on the basis of actual days elapsed in a 360 day year) at the rate of 3% per annum payable monthly.

         2.16 Capital Adequacy. If the Lender shall determine that the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change therein after the date hereof, any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender or its parent corporation with any guideline or request issued after the date hereof regarding capital adequacy (whether nor not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender's or the Lender's parent corporation's capital as a consequence of the Lender's obligations hereunder to a level below that which the Lender or its parent corporation could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies with respect to capital adequacy and those of the Lender's parent corporation) by an amount deemed to the Lender or its parent corporation to be material, then from time to time on demand by the Lender, the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender or its parent corporation for such reduction. Certificates of the Lender sent to the Borrower from time to time claiming compensation under this Section, stating the reason therefor and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to the Lender hereunder shall be conclusive absent manifest error. In determining such amounts, the Lender or its parent corporation may use any reasonable averaging and attribution methods. If, pursuant to this Section 2.16, the Lender requires the Borrower to pay the additional amount or amounts as will compensate the Lender or its parent corporation for a reduction in the rate of return on the Lender's or the Lender's parent corporation's capital as a consequence of the Lender's obligations hereunder, then Borrower shall have the right to prepay the Advances in whole and terminate this Agreement, which prepayment and termination shall not be subject to the prepayment fee set forth in Section 2.8 hereof.

                                    ARTICLE 3

                                Security Interest

         3.1 Grant of Security Interest. The Borrower hereby assigns and grants to the Lender a security interest (collectively referred to as the "Security Interests") in the Collateral, as security for the payment and performance of each and every debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Lender (whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving the Lender alone or in a transaction involving other creditors of the Borrower, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including specifically, but not limited to, the Obligation of Reimbursement and all indebtedness of the Borrower arising under this Agreement, the Note, any L/C Application completed by the Borrower or any other loan or credit agreement or guaranty between the Borrower and the Lender, whether now in effect or hereafter entered into; all such debts, liabilities and obligations are herein collectively referred to as the "Obligations").

         3.2 Notification of Account Debtors and Other Obligors. In addition to the rights of the Lender under Section 6.10 hereof, with respect to any and all rights to payment constituting Collateral, the Lender may at any time (after the occurrence of an Event of Default) notify any account debtor or other person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. The Borrower will join in giving such notice if the Lender so requests. At any time after the Borrower or the Lender gives such notice to an account debtor or other obligor, the Lender may, but need not, in the Lender's name or in the Borrower's name, (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor; and (b) as agent and attorney in fact of the Borrower, notify the United States Postal Service to change the address for delivery of the Borrower's mail to any address designated by the Lender, otherwise intercept the Borrower's mail, and receive, open and dispose of the Borrower's mail, applying all Collateral as permitted under this Agreement and holding all other mail for the Borrower's account or forwarding such mail to the Borrower's last known address.

         3.3 Assignment of Insurance. As additional security for the payment and performance of the Obligations, the Borrower hereby assigns to the Lender any and all monies (including, without limitation, proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and the Borrower hereby directs the issuer of any such policy to pay all such monies directly to the Lender. At any time, whether before or after the occurrence of any Event of Default, the Lender may (but need not), in the Lender's name or in the Borrower's name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

         3.4 Occupancy.

                  (a) The Borrower hereby irrevocably grants to the Lender the right to take possession of the Premises at any time after the occurrence and during the continuance of an Event of Default.

                  (b) The Lender may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that the Lender may in good faith deem to be related or incidental purposes.

                  (c) The right of the Lender to hold the Premises shall cease and terminate upon the earlier of (A) payment in full and discharge of all Obligations, and (B) final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers.

                  (d) The Lender shall not be obligated to pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises; provided, however, in the event that the Lender does pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises, the Borrower shall reimburse the Lender promptly for the full amount thereof. In addition, the Borrower will pay, or reimburse the Lender for, all taxes, fees, duties, imposts, charges and expenses at any time reasonably incurred by or imposed upon the Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Agreement or the provisions of this Section 3.4.

         3.5 License. The Borrower hereby grants to the Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all Trademarks, franchises, trade names, copyrights and Patents of the Borrower for the purpose of selling, leasing or otherwise disposing of any or all Collateral following an Event of Default.

         3.6 Security Interest in Special Account and Collateral Account. The Borrower hereby pledges, and grants to the Lender a security interest in, all funds held in the Special Account and in the Collateral Account from time to time and all proceeds thereof, as security for the payment of all present and future Obligations of Reimbursement and all other Obligations.

                                    ARTICLE 4

                              Conditions of Lending

         4.1 Conditions Precedent to the Initial Advance. The obligation of the Lender to make the initial Advance under the Credit Facility, or causing to be issued any Letter of Credit hereunder shall be subject to the condition precedent that the Lender shall have received all of the following, each in form and substance satisfactory to the Lender:

                  (a) This Agreement, properly executed on behalf of the Borrower.

                  (b) The Note, properly executed on behalf of the Borrower.

                  (c) A true and correct copy of any and all leases pursuant to which the Borrower is leasing the Premises, together with a landlord's disclaimer and consent with respect to each such lease; and with respect to any and all of the Premises owned by Borrower a Mortgagee's disclaimer as to all such Premises which are subject to a Mortgage, deed of trust or other lien.

                  (d) A Collateral Account Agreement, duly executed by the Borrower and Norwest Bank Arizona, N.A. pursuant to which the Borrower and Norwest Bank Arizona, N.A. establish a depository account (the "Collateral Account") in the name of and under the sole and exclusive control of the Lender, from which such institution agrees to transfer finally collected funds to the Lender for application to the Advances.

                  (e) A Lockbox Agreement, duly executed by the Borrower and an institution acceptable to the Lender, pursuant to which the Borrower agrees to maintain and direct account debtors to make payment to, and such institution agrees to maintain and process payments received in, a lockbox for the benefit of the Lender (the "Lockbox"), from which Lockbox such institution shall transfer funds to the Collateral Account.

                  (f) Current searches of appropriate filing offices showing that (i) no state or federal tax liens have been filed and remain in effect against the Borrower, (ii) no financing statements have been filed and remain in effect against the Borrower, except those financing statements relating to liens permitted pursuant to Section 7.1 hereof and those financing statements filed by the Lender, and (iii) the Lender has duly filed all financing statements necessary to perfect the Security Interests granted hereunder, to the extent the Security Interests are capable of being perfected by filing.

                  (g) A certificate of the Secretary or an Assistant Secretary of the Borrower, certifying as to (i) the resolutions of the directors and, if required, the shareholders of the Borrower, authorizing the execution, delivery and performance of this Agreement and the Security Documents, (ii) the articles of incorporation and bylaws of the Borrower, and (iii) the signatures of the officers or agents of the Borrower authorized to execute and deliver this Agreement, the Loan Documents and other instruments, agreements and certificates, including Advance requests, on behalf of the Borrower.

                  (h) A current certificate issued by the Secretary of State of the state of the Borrower's incorporation, certifying that the Borrower is in compliance with all corporate organizational requirements of such state.

                  (i) Evidence that the Borrower is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

                  (j) A certificate of an officer of the Borrower confirming, in his personal capacity, the representations and warranties set forth in Article 5 hereof.

                  (k) An opinion of counsel to the Borrower, addressed to the Lender, together with the results of a litigation search or searches showing all actions and proceedings where the Borrower is a defendant or involving a claim against the Borrower.

                  (l) Certificates of the insurance required hereunder, with all hazard insurance containing a lender's loss payable endorsement in favor of the Lender and with all liability insurance naming the Lender as an additional insured.

                  (m) Evidence from the Borrower satisfactory to the Lender establishing the amount of the Borrowing Base and a request for Advance from the Borrower in an amount such that the minimum excess loan availability of the Borrower after such Advance (the "Initial Advance") and payment of (i) all indebtedness owing to Foothill Capital Corporation, (ii) all trade payables of the Borrower older than 60 days from the due date; (iii) all Bank overdrafts; and (iv) all fees of the Lender required hereunder shall be $250,000.00.

                  (n) Payment of the fees and commissions due through the date of the initial Advance, or Letter of Credit under Section 2.15 hereof and expenses incurred by the Lender through such date and required to be paid by the Borrower under Section 9.7 hereof.

                  (o) Subordination agreements satisfactory to the Lender with respect to all Subordinated Debt and all liens securing the same.

                  (p) A support agreement from Michael Hartzmark in form and substance satisfactory to the Lender.

                  (q) Such agreements as shall be required to grant to Lender valid and enforceable securities interests in the Patents, Trademarks and any contract rights necessary for the operation of Borrower's business.

                  (r) Such other documents as the Lender in its sole discretion may require.

         4.2 Conditions Precedent to All Advances. The obligation of the Lender to make each Advance, or cause to be issued any Letter of Credit shall be subject to the further conditions precedent that on such date:

                  (a) the representations and warranties contained in Article 5 hereof are correct on and as of the date of such Advance, or issuance of Letter of Credit as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

                  (b) no event has occurred and is continuing, or would result from such Advance, or the issuance of such Letter of Credit, as the case may be, which constitutes a Default or an Event of Default.

                                    ARTICLE 5

                         Representations and Warranties

         The Borrower represents and warrants to the Lender as follows:

         5.1 Corporate Existence and Power; Name; Chief Executive Office; Inventory and Equipment Locations. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. The Borrower has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents. During its corporate existence, the Borrower has done business solely under the names set forth in Exhibit B hereto. The chief executive office and principal place of business of the Borrower is located at the address set forth in Exhibit B hereto, and all of the Borrower's records relating to its business or the Collateral are kept at that location. All Inventory and Equipment is located at that location or at one of the other locations set forth in Exhibit B hereto. The Borrower's tax identification number is correctly set forth in
Section 9.4.

         5.2 Authorization of Borrowing; No Conflict as to Law or Agreements. The execution, delivery and performance by the Borrower of the Loan Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of the stockholders of the Borrower, (b) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof, (c) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of the Articles of Incorporation or Bylaws of the Borrower, (d) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected, or (e) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than the Security Interests) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

         5.3 Legal Agreements. This Agreement constitutes and, upon due execution by the Borrower, the other Loan Documents will constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

         5.4 Subsidiaries. Except as set forth in Exhibit B attached hereto, the Borrower has no Subsidiaries.

         5.5 Financial Condition; No Adverse Change. The Borrower has heretofore furnished to the Lender audited financial statements of the Borrower for its fiscal year ended December 31, 1994, and unaudited financial statements of the Borrower for the months ended February 28, 1995, and those statements fairly present the financial condition of the Borrower on the dates thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with generally accepted accounting principles. Since the date of the most recent financial statements, there has been no material adverse change in the business, properties or condition (financial or otherwise) of the Borrower.

         5.6 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Affiliates or the properties of the Borrower or any of its Affiliates before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the

Borrower or any of its Affiliates, would have a material adverse effect on the financial condition, properties or operations of the Borrower or any of its Affiliates.

         5.7 Regulation U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

         5.8 Taxes. The Borrower and its Affiliates have paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by each of them. The Borrower and its Affiliates have filed all federal, state and local tax returns which to the knowledge of the officers of the Borrower or any Affiliate, as the case may be, are required to be filed, and the Borrower and its Affiliates have paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by any of them to the extent such taxes have become due.

         5.9 Titles and Liens. The Borrower has good and absolute title to all Collateral described in the collateral reports provided to the Lender and all other Collateral, properties and assets reflected in the latest balance sheet referred to in Section 5.5 hereof and all proceeds thereof, free and clear of all mortgages, security interests, liens and encumbrances, except for (i) mortgages, security interests and liens permitted by Section 7.1 hereof, and
(ii) in the case of any such property which is not Collateral or other collateral described in the Security Documents, covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the business or operations of the Borrower as presently conducted. No financing statement naming the Borrower as debtor is on file in any office except to perfect only security interests permitted by Section 7.1 hereof.

         5.10 Plans. Except as disclosed to the Lender in writing prior to the date hereof, neither the Borrower nor any of its Affiliates maintains or has maintained any Plan. Neither the Borrower nor any Affiliate has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA. No Reportable Event or other fact or circumstance which may have an adverse effect on the Plan's tax qualified status exists in connection with any Plan. Neither the Borrower nor any of its Affiliates has:

                  (a) Any accumulated funding deficiency within the meaning of ERISA; or

                  (b) Any liability or knows of any fact or circumstances which could result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than accrued benefits which or which may become payable to participants or beneficiaries of any such Plan).

         5.11 Default. The Borrower is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a material adverse effect on the financial condition, properties or operations of the Borrower.

         5.12 Environmental Protection. The Borrower has obtained all permits, licenses and other authorizations which are required under federal, state and local laws and regulations relating to emissions, discharges, releases of pollutants, contaminants, hazardous or toxic materials, or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes ("Environmental Laws") at the Borrower's facilities or in connection with the operation of its facilities. The Borrower shall provide copies of all such permits, licenses and other authorizations to the Lender upon the Lender's request. The Borrower also shall provide to the Lender copies of all environmental investigation and inspection reports available to the Borrower that pertain to the Borrower's facilities, upon the Lender's request. Except as previously disclosed to the Lender in writing, to the best of Borrower's knowledge after due and diligent investigation, the Borrower and all activities of the Borrower at its facilities comply with all Environmental Laws and with all terms and conditions of any required permits, licenses and authorizations applicable to the Borrower with respect thereto. Except as previously disclosed to the Lender in writing, the Borrower is also in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in Environmental Laws or contained in any plan, order, decree, judgment or notice of which the Borrower is aware. Except as previously disclosed to the Lender in writing, to the best of Borrower's knowledge after due and diligent investigation, the Borrower is not aware of, nor has the Borrower received notice of, any events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance with, or which may give rise to any liability under, any Environmental Laws. Except as previously disclosed to the Lender in writing, the Borrower has received no inquiry from any federal, state or local agency concerning the Borrower's facilities or any adjacent properties involving possible environmental contamination or violations of any Environmental Laws, and has no knowledge of any such inquiry to any party concerning the Borrower's facilities or any adjacent properties. The Borrower agrees to notify Lender promptly in writing of any inquiries by third parties or regulatory agencies concerning the possible presence of environmental contamination on the Borrower's facilities or any adjacent properties or concerning any possible violations of Environmental Laws involving the Borrower's facilities or any adjacent properties. The Lender shall have the right to enter the Borrower's facilities for the purpose of conducting environmental investigations, including taking soil and water samples, during the Borrower's normal business hours of operation and without unreasonable interference with Borrower's business operations.

         5.13 Submissions to the Lender. All financial and other information provided to the Lender by or on behalf of the Borrower in connection with the Borrower's request for the credit facilities contemplated hereby is true and correct in all material respects and, as to projections, valuations or proforma financial statements, present a good faith opinion as to such projections, valuations and proforma condition and results.

         5.14 Financing Statements. The Borrower has provided to the Lender signed financing statements sufficient when filed to perfect the Security Interests and the other security interests created by the Security Documents. When such financing statements are filed in the offices noted therein, the Lender will have a valid and perfected security interest in all Collateral and all other collateral described in the Security Documents which is capable of being perfected by filing financial statements. None of the Collateral or other collateral covered by the Security Documents is or will become a fixture on real estate, unless a sufficient fixture filing is in effect with respect thereto.

         5.15 Rights to Payment. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral or other collateral covered by the Security Documents is (or, in the case of all future Collateral or such other collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim, of the account debtor or other obligor named therein or in the Borrower's records pertaining thereto as being obligated to pay such obligation.

                                    ARTICLE 6

                      Affirmative Covenants of the Borrower

         So long as the Note shall remain unpaid, the Credit Facility or any Letter of Credit shall be outstanding, the Borrower will comply with the following requirements, unless the Lender shall otherwise consent in writing:

         6.1 Reporting Requirements. The Borrower will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail acceptable to the Lender:

                  (a) as soon as available, and in any event within 120 days after the end of each fiscal year of the Borrower, audited financial statements of the Borrower with the unqualified opinion of independent certified public accountants selected by the Borrower and acceptable to the Lender, which annual financial statements shall include the balance sheet of the Borrower as at the end of such fiscal year and the related statements of income, retained earnings and cash flows of the Borrower for the fiscal year then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Affiliates, all in reasonable detail and prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices applied in the financial statements referred to in Section 5.5 hereof, together with (i) a report signed by such accountants stating whether or not the Borrower is in compliance with the requirements set forth in Sections 6.12 through 6.14 and Sections 7.10, 7.17 and 7.19 hereof; and (ii) a certificate of the chief financial officer of the Borrower stating that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the annual financial statements referred to in Section 5.5 hereof and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

                  (b) as soon as available and in any event within 30 days after the end of each month, an unaudited/internal balance sheet and statements of income and retained earnings of the Borrower as at the end of and for such month and for the year to date period then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the financial statements referred to in
Section 5.5 hereof, subject to year-end audit adjustments; and accompanied by a certificate of the chief financial officer of the Borrower, substantially in the form of Exhibit D hereto stating (i) that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the financial statements referred to in Section 5.5 hereof, subject to year-end audit adjustments, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and
(iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in Sections 6.12 through 6.14 and Sections 7.10, 7.17 and 7.19 hereof;

                  (c) within 15 days after the end of each month, agings of the Borrower's accounts receivable and its accounts payable and an inventory certification report as at the end of such month;

                  (d) at least 30 days before the beginning of each fiscal year of the Borrower, the projected balance sheets and income statements for each month of such year, each in reasonable detail, representing the good faith projections of the Borrower and certified by the Borrower's chief financial officer as being the most accurate projections available and identical to the projections used by the Borrower for internal planning purposes, together with such supporting schedules and information as the Lender may in its discretion require;

                  (e) immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower of the type described in Section 5.6 hereof or which seek a monetary recovery against the Borrower in excess of $100,000.00;

                  (f) as promptly as practicable (but in any event not later than five business days) after an officer of the Borrower obtains knowledge of the occurrence of any breach, default or event of default under any Security Document or any event which constitutes a Default or Event of Default hereunder, notice of such occurrence, together with a detailed statement by a responsible officer of the Borrower of the steps being taken by the Borrower to cure the effect of such breach, default or event;

                  (g) as soon as possible and in any event within 30 days after the Borrower knows or has reason to know that any Reportable Event with respect to any Plan has occurred, the statement of the chief financial officer of the Borrower setting forth details as to such Reportable Event and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation;

                  (h) as soon as possible, and in any event within 10 days after the Borrower fails to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, the statement of the chief financial officer of the Borrower setting forth details as to such failure and the action which the Borrower proposes to take with respect thereto, together with a copy of any notice of such failure required to be provided to the Pension Benefit Guaranty Corporation;

                  (i) promptly upon knowledge thereof, notice of (i) any disputes or claims in excess of $25,000.00 by customers of the Borrower; (ii) any credits for goods returned to or recovered by the Borrower; and (iii) any change in the persons constituting the officers and directors of the Borrower;

                  (j) promptly upon knowledge thereof, notice of any loss of or material damage to any Collateral or other collateral covered by the Security Documents or of any substantial adverse change in any Collateral or such other collateral or the prospect of payment thereof;

                  (k) promptly upon their distribution, copies of all financial statements, reports and proxy statements which the Borrower shall have sent to its stockholders;

                  (l) promptly after the sending or filing thereof, copies of all regular and periodic financial reports which the Borrower shall file with the Securities and Exchange Commission or any national securities exchange;

                  (m) promptly upon knowledge thereof, notice of the violation by the Borrower of any law, rule or regulation, the non-compliance with which could materially and adversely affect its business or its financial condition; and

                  (n) from time to time, with reasonable promptness, any and all receivables schedules, collection reports, deposit records, equipment schedules, copies of invoices to account debtors, shipment documents and delivery receipts for goods sold, and such other material, reports, records or information as the Lender may request.

                  (o) on each Banking Day a report of Receivables, collections and deposit information of the Borrower.

         6.2 Books and Records; Inspection and Examination. The Borrower will keep accurate books of record and account for itself pertaining to the Collateral and pertaining to the Borrower's business and financial condition and such other matters as the Lender may from time to time request in which true and complete entries will be made in accordance with generally accepted accounting principles consistently applied and, upon request of the Lender, will permit any officer, employee, attorney or accountant for the Lender to audit, review, make extracts from or copy any and all corporate and financial books and records of the Borrower at all times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to the Borrower, and to discuss the affairs of the Borrower with any of its directors, officers, employees or agents. The Borrower will permit the Lender, or its employees, accountants, attorneys or agents, to examine and inspect any Collateral, other collateral covered by the Security Documents or any other property of the Borrower at any time during ordinary business hours.

         6.3 Account Verification. The Borrower will at any time and from time to time upon request of the Lender send requests for verification of accounts or notices of assignment to account debtors and other obligors.

         6.4 Compliance with Laws; Environmental Indemnity. The Borrower will
(a) comply with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect its business or its financial condition, (b) comply with all applicable Environmental Laws and obtain any permits, licenses or similar approvals required by any such Environmental Laws, and (c) use and keep the Collateral, and will require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance. The Borrower will indemnify, defend and hold the Lender harmess from and against any claims, loss or damage to which the Lender may be subjected as a result of any past, present or future existence, use, handling, storage, transportation or disposal of any hazardous waste or substance or toxic substance by the Borrower or on property owned, leased or controlled by the Borrower. This indemnification agreement shall survive the termination of this Agreement and payment of the indebtedness hereunder.

         6.5 Payment of Taxes and Other Claims. The Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including, without limitation, the Collateral) or upon or against the creation, perfection or continuance of the Security Interests, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of the Borrower; provided, that the Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and so long as the Collateral and Lender's lien thereon is not in any manner impaired by any enforcement remedy available to the tax levying entity during the period of such contest.

         6.6 Maintenance of Properties.

                  (a) The Borrower will keep and maintain the Collateral, the other collateral covered by the Security Documents and all of its other properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts; provided, however, that nothing in this Section 6.6 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Lender, desirable in the conduct of the Borrower's business and not disadvantageous in any material respect to the Lender.

                  (b) The Borrower will defend the Collateral against all claims or demands of all persons (other than the Lender) claiming the Collateral or any interest therein.

                  (c) The Borrower will keep all Collateral and other collateral covered by the Security Documents free and clear of all security interests, liens and encumbrances except the Security Interests and other security interests permitted by Section 7.1 hereof.

         6.7 Insurance. The Borrower will obtain and at all times maintain insurance with insurers believed by the Borrower to be responsible and reputable, in such amounts and against such risks as may from time to time be required by the Lender, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Borrower operates. If the Lender increases the amounts of insurance required to be maintained by the Borrower, the Borrower shall have 20 days to obtain such increased limits of insurance. Without limiting the generality of the foregoing, the Borrower will at all times keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request, with any loss payable to the Lender to the extent of its interest, and all policies of such insurance shall contain a lender's loss payable endorsement for the benefit of the Lender. All policies of liability insurance required hereunder shall name the Lender as an additional insured.

         6.8 Preservation of Corporate Existence. The Borrower will preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

         6.9 Delivery of Instruments, etc. Upon request by the Lender, the Borrower will promptly deliver to the Lender in pledge all instruments, documents and chattel papers constituting Collateral, duly endorsed or assigned by the Borrower.

         6.10     Lockbox; Collateral Account.

                  (a) The Borrower will irrevocably direct all present and future Account debtors and other Persons obligated to make payments constituting Collateral to make such payments directly to the Lockbox. All of the Borrower's invoices, account statements and other written or oral communications directing, instructing, demanding or requesting payment of any Account or any other amount constituting Collateral shall conspicuously direct that all payments be made to the Lockbox and shall include the Lockbox address. All payments received in the Lockbox shall be processed to the Collateral Account.

                  (b) The Borrower agrees to deposit in the Collateral Account or, at the Lender's option, to deliver to the Lender all collections on Accounts, contract rights, chattel paper and other rights to payment constituting Collateral, and all other proceeds of Collateral, which the Borrower may receive directly notwithstanding its direction to Account debtors and other obligors to make payments to the Lockbox, immediately upon receipt thereof, in the form received, except for the Borrower's endorsement when deemed necessary. Until delivered to the Lender or deposited in the Collateral Account, all proceeds or collections of Collateral shall be held in trust by the Borrower for and as the property of the Lender and shall not be commingled with any funds or property of the Borrower. Amounts deposited in the Collateral Account shall not bear interest and shall not be subject to withdrawal by the Borrower, except after full payment and discharge of all Obligations. All such collections shall constitute proceeds of Collateral and shall not constitute payment of any Obligation. Collected funds from the Collateral Account shall be transferred to the Lender's general account, and the Lender may deposit in its general account or in the Collateral Account any and all collections received by it directly from the Borrower. The Lender may commingle such funds with other property of the Lender or any other person. The Lender from time to time at its discretion may, after allowing 2 Banking Days, apply such funds to the payment of any and all Obligations, in any order or manner of application satisfactory to the Lender. All items delivered to the Lender or deposited in the Collateral Account shall be subject to final payment. If any such item is returned uncollected, the Borrower will immediately pay the Lender, or, for items deposited in the Collateral Account, the bank maintaining such account, the amount of that item, or such bank at its discretion may charge any uncollected item to the Borrower's commercial account or other account. The Borrower shall be liable as an endorser on all items deposited in the Collateral Account, whether or not in fact endorsed by the Borrower.

         6.11 Performance by the Lender. If the Borrower at any time fails to perform or observe any of the foregoing covenants contained in this Article 6 or elsewhere herein, and if such failure shall continue for a period of ten calendar days after the Lender gives the Borrower written notice thereof (or in the case of the agreements contained in Sections 6.5, 6.7 and 6.10 hereof, immediately upon the occurrence of such failure, without notice or lapse of time), the Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of the Borrower (or, at the Lender's option, in the Lender's name) and may, but need not, take any and all other actions which the Lender may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens or encumbrances, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and the Borrower shall thereupon pay to the Lender on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by the

Lender, together with interest thereon from the date expended or incurred at the Floating Rate. To facilitate the performance or observance by the Lender of such covenants of the Borrower, the Borrower hereby irrevocably appoints the Lender, or the delegate of the Lender, acting alone, as the attorney in fact of the Borrower (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of the Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Borrower under this Section 6.11.

         6.12 Debt Service Coverage Ratio. The Borrower agrees that it shall as of the last day of each calendar month, on and after June 30, 1995, maintain the average minimum debt service coverage ratio required below based upon the immediately preceding 12 month period; provided, however, that until February 1, 1996, such calculation shall be based on the period from January 1, 1995, until the date of calculation. The average minimum debt service coverage ratio as of the last day of each calendar month beginning June 30, 1995, through August 31, 1995, shall be 1.0. The average minimum debt service coverage ratio as of the last day of each calendar month beginning September 30, 1995, through November 30, 1995, shall be 1.10. The average minimum debt service coverage ratio as of the last day of each calendar month on and after December 31, 1995, shall be
1.20. The debt service coverage ratio shall be calculated according to the following formula.

Funds from Operations + Interest Expense - Unfinanced Portion of Capital Expense
--------------------------------------------------------------------------------
              Current Maturities Long Term Debt + Interest Expense

         In making the foregoing calculation Interest Expenses shall not include any interest on Subordinated Indebtedness, the payment of which is accrued but deferred under the terms of a subordination agreement between the holder of such debt and Lender in accordance with the provisions of Section 7.19 until such interest is actually paid.

         6.13 Adjusted Net Worth. The Borrower will at all times maintain a minimum book Adjusted Net Worth of $3,550,000.00 as of the last day of each calendar month; provided, however, that such minimum Adjusted Net Worth shall be increased by $100,000.00 per fiscal quarter over the minimum of $3,550,000.00 commencing June 30, 1995. Adjusted Net Worth decreases for any one calendar month will be permitted so long as the Adjusted Net Worth minimums set forth herein are achieved.

         6.14 Net Income. Borrower will, as of the last day of each fiscal quarter beginning with the quarter ending June 30, 1995, achieve a minimum Net Income as follows:

                  (a) as of June 30, 1995, for the preceding two fiscal quarters, a cumulative Net Income of not less than $150,000.00;

                  (b) as of September 30, 1995, for the preceding three fiscal quarters, a cumulative Net Income of not less than $225,000.00;

                  (c) as of December 31, 1995, for the preceding four fiscal quarters, a cumulative Net Income of not less than $275,000.00;

                  (d) as of each March 31 commencing with March 31, 1996, for the preceding fiscal quarter, a cumulative Net Income of not less than $125,000.00;

                  (e) as of each June 30 commencing with June 30, 1996, for the preceding two fiscal quarters, a cumulative Net Income of not less than $275,000.00;

                  (f) as of each September 30 commencing with September 30, 1996, for the preceding three fiscal quarters, a cumulative Net Income of not less than $350,000.00;

                  (g) as of each December 31 commencing with December 31, 1996, for the preceding four fiscal quarters, a cumulative Net Income of not less than $400,000.00.

                                    ARTICLE 7

                               Negative Covenants

         So long as the Note shall remain unpaid, the Credit Facility shall be outstanding or any Letter of Credit shall be outstanding, the Borrower agrees that, without the prior written consent of the Lender:

         7.1 Liens. The Borrower will not create, incur or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, assignment or transfer upon or of any of its assets, now owned or hereafter acquired, to secure any indebtedness; excluding, however, from the operation of the foregoing:

                  (a) mortgages, deeds of trust, pledges, liens, security interests and assignments in existence on the date hereof and listed in Exhibit C hereto, securing indebtedness for borrowed money permitted under Section 7.2(b) hereof;

                  (b) the Security Interests; and

                  (c) purchase money security interests relating to Capital Expenditures (and which attach only to the assets acquired by such Capital Expenditures) made after the date of this Agreement by the Borrower or any Affiliate so long as the Borrower is in, and maintains, compliance with every other provision of this Agreement.

         7.2 Indebtedness. The Borrower will not incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

                  (a) indebtedness arising hereunder;

                  (b) indebtedness of the Borrower in existence on the date hereof and listed in Exhibit C hereto; and

                  (c) indebtedness relating to liens permitted in accordance with Section 7.1(c) hereof.

         7.3 Guaranties. The Borrower will not assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

                  (a) the endorsement of negotiable instruments by the Borrower for deposit or collection or similar transactions in the ordinary course of business; and

                  (b) guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons in existence on the date hereof and listed in Exhibit C hereto.

         7.4 Investments and Subsidiaries.

                  (a) The Borrower will not, without the prior written consent of Lender, purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including specifically but without limitation any partnership or joint venture, except:

                           (i) investments in direct obligations of the United
States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U.S. corporations rated "A-1" or "A-2" by Standard & Poors Corporation or "P-1" or "P-2" by Moody's Investors Service or certificates of deposit or bankers' acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000.00 (which certificates of deposit or bankers' acceptances are fully insured by the Federal Deposit Insurance Corporation);

                           (ii) travel advances or loans to officers and
employees of the Borrower not exceeding at any one time an aggregate of $20,000.00; and

                           (iii) advances in the form of progress payments,
prepaid rent or security deposits.

                  (b) The Borrower will not, without the prior written consent of Lender, create or permit to exist any Subsidiary, other than any Subsidiary in existence on the date hereof and listed in Exhibit B hereto.

         7.5 Dividends. The Borrower will not declare or pay any dividends (other than dividends payable solely in stock of the Borrower) on any class of its stock or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or make any distribution in respect thereof, either directly or indirectly; provided, however, that if the Borrower is an S Corporation within the meaning of the Internal Revenue Code of 1986, as amended, or shall become such an S Corporation with the Lender's consent under
Section 7.16 hereof, and after first providing such supporting documentation as the Lender may request, the Borrower may pay dividends in an amount equal to the amount of state and federal income tax which would be due by each shareholder with respect to income deemed to be received by such shareholder from the Borrower as a result of the Borrower's status as an S Corporation at the highest marginal income tax rate for federal and state (for the state or states in which each shareholder is liable for income taxes with respect to such income) income tax purposes, after taking into account any deduction for state income taxes in calculating the federal income tax liability.

         7.6 Sale or Transfer of Assets; Suspension of Business Operations. The Borrower will not sell, lease, assign, transfer or otherwise dispose of (i) the stock of any Subsidiary, (ii) all or a substantial part of its assets, or (iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to any other Person other than (x) the sale of Inventory in the ordinary course of business, (y) the sale or disposal of equipment worn out in the ordinary course of business and replaced by equipment of comparable use and value, and (z) the Equipment listed on Exhibit G and the Borrower will not liquidate, dissolve or suspend business operations. The Borrower will not in any manner transfer any property without prior or present receipt of full and adequate consideration.

         7.7 Consolidation and Merger; Asset Acquisitions. The Borrower will not consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person.

         7.8 Sale and Leaseback. The Borrower will not enter into any arrangement, directly or indirectly, with any other Person whereby the Borrower shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred.

         7.9 Restrictions on Nature of Business. The Borrower will not engage in any line of business materially different from that presently engaged in by the Borrower and will not purchase, lease or otherwise acquire assets not related to its business.

         7.10 Capital Expenditures. The Borrower will not expend or contract to make Capital Expenditure greater than (i) $300,000.00 in the aggregate during fiscal year 1995, (ii) $400,000.00 in the aggregate for fiscal year 1996; and
(iii) $500,000.00 in the aggregate for each fiscal year thereafter, whether payable currently or in the future.

         7.11 Accounting. The Borrower will not adopt any material change in accounting principles other than as required by generally accepted accounting principles. The Borrower will not adopt, permit or consent to any change in its fiscal year.

         7.12 Discounts, etc. The Borrower will not, after notice from the Lender, grant any discount, credit or allowance to any customer of the Borrower or accept any return of goods sold other than to the extent customary and standard in Borrower's normal business practices, or at any time (whether before or after notice from the Lender) modify, amend, subordinate, cancel or terminate the obligation of any account debtor or other obligor of the Borrower.

         7.13 Defined Benefit Pension Plans. The Borrower will not adopt, create, assume or become a party to any deemed benefit pension plan, unless disclosed to the Lender pursuant to Section 5.10 hereof.

         7.14 Other Defaults. The Borrower will not permit any breach, default or event of default to occur under any note, loan agreement, indenture, lease, mortgage, contract for deed, security agreement or other contractual obligation binding upon the Borrower.

         7.15 Place of Business; Name. The Borrower will not transfer its chief executive office or principal place of business, or move, relocate, close or sell any business location. The Borrower will not permit any tangible Collateral or any records pertaining to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interests. The Borrower will not change its name.

         7.16 Organizational Documents; S Corporation Status. The Borrower will not amend its certificate of incorporation, articles of incorporation or bylaws. The Borrower will not become an S Corporation within the meaning of the Internal Revenue Code of 1986, as amended, or, if the Borrower already is such an S Corporation, it shall not change or rescind its status as an S Corporation.

         7.17 Salaries. The Borrower will not pay excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation; or increase the salary, bonus, commissions, consultant fees or other compensation of any director (including the compensation paid to a director for their service as an officer or consultant), or any member of their families, by more than 20% in any one year, either individually or for all such persons in the aggregate, or pay any such increase from any source other than profits earned in the year of payment.

         7.18 Change in Ownership. The Borrower will not issue or sell any stock of the Borrower and will not permit or suffer to occur the sale, transfer, assignment, pledge or other disposition of any or all of the issued and outstanding shares of stock of the Borrower if the result shall be to vest majority ownership of Borrower or the control of the majority of any class of voting stock of Borrower in any Person or Persons other than those Persons who constitute the majority shareholders of Borrower as of the date of this Agreement.

         7.19 Payments on Subordinated Indebtedness. The Borrower will not make any payment of principal or interest on any Subordinated Indebtedness so long as any of the Obligations are outstanding. Notwithstanding the foregoing, in each fiscal year the Borrower may make payments (i) in an amount equal to 25% of Borrower's Excess Cash Flow on the Investor Debt payable by the Borrower semi-annually upon receipt by the Lender of the Borrower's June 30 unaudited statement showing such calculation and upon receipt by the Lender of the Borrower's audited financial statement for the fiscal year; (ii) of regularly scheduled principal and interest payments on the Seller Debt; and (iii) regularly scheduled payments of interest and after July 1, 1995, of all principal and interest owing on the Bridge Loan; provided, however, that at the time of any such payment on the Subordinated Indebtedness each of the following conditions are satisfied;


                  (a) No Default Period exists and such payment does not and will not result in a Default or Event of Default;

                  (b) The average unborrowed availability under the Commitment less the L/C Amount for the 30 day period immediately preceding such payment as shown in the Lender's records shall equal not less than $250,000.00; and

                  (c) Upon such payment by the Borrower the unborrowed availability under the Commitment, less the L/C Amount shall total not less than $250,000.00.

                                 ARTICLE 8

                     Events of Default, Rights and Remedies

         8.1 Events of Default. "Event of Default", wherever used herein, means any one of the following events:

                  (a) Default in the payment of any interest on or principal of the Note when it becomes due and payable; or

                  (b) Failure to pay when due any amount specified in Section
2.5 hereof relating to the Borrower's Obligation of Reimbursement, or failure to pay immediately when due or upon termination of the Credit Facility any amounts required to be paid for deposit in the Special Account under Section 2.5 or 3.6 hereof; or

                  (c) Default in the payment of any fees, commissions, costs or expenses required to be paid by the Borrower under this Agreement; or

                  (d) Default in the performance, or breach, of any covenant or agreement of the Borrower contained in this Agreement; provided, however, that in the case of a Default arising under Section 6.1, 6.6(a) or 6.6(b) the Borrower shall have 5 days (or such longer time as may be consented to in writing by the Lender in its sole discretion) to cure such Default before it shall constitute an Event of Default; or

                  (e) The Borrower shall be or become insolvent, or admit in writing its inability to pay its or his debts as they mature, or make an assignment for the benefit of creditors; or the Borrower shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or him or for all or any substantial part of its or his property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Borrower; or the Borrower shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower; or any judgment, writ, warrant of attachment, garnishment or execution or similar process shall be issued or levied against a substantial part of the property of the Borrower; or

                  (f) A petition shall be filed by or against the Borrower under the United States Bankruptcy Code naming the Borrower as debtor; provided, however, that in the case of an involuntary petition filed against Borrower it shall not be an Event of Default unless Borrower shall have failed to have such petition dismissed within 60 days from the date of its filing; or

                  (g) Any representation or warranty made by the Borrower in this Agreement, or by the Borrower (or any of its officers) in any agreement, certificate, instrument or financial statement or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement or any such guaranty shall prove to have been incorrect in any material respect when deemed to be effective; or

                  (h) The rendering against the Borrower of a final judgment, decree or order for the payment of money in excess of $100,000.00 and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 30 consecutive days without a stay of execution; or

                  (i) A default under any bond, debenture, note or other evidence of indebtedness of the Borrower owed to any Person other than the Lender and other than the failure to make payments on the Subordinated Indebtedness, or default under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed, or under any lease of any of the Premises, and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture, other instrument or lease; or

                  (j) Any Reportable Event, which the Lender determines in good faith might constitute grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Plan, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to the Borrower by the Lender; or a trustee shall have been appointed by an appropriate United States District Court to administer any Plan; or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Plan or to appoint a trustee to administer any Plan; or the Borrower shall have filed for a distress termination of any Plan under Title IV of ERISA; or the Borrower shall have failed to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, which the Lender determines in good faith may by itself, or in combination with any such failures that the Lender may determine are likely to occur in the future, result in the imposition of a lien on the assets of the Borrower in favor of the Plan; or

                  (k) An event of default shall occur under any Security Document or under any other security agreement, mortgage, deed of trust, assignment or other instrument or agreement securing any obligations of the Borrower hereunder or under any note; or

                  (l) The Borrower shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or sell all or substantially all of its assets, without the prior written consent of the Lender; or

                  (m) The Borrower shall fail to pay, withhold, collect or remit any tax or tax deficiency when assessed or due (other than any tax deficiency which is being contested in good faith and by proper proceedings and for which it shall have set aside on its books adequate reserves therefor) or notice of any state or federal tax liens shall be filed or issued; or

                  (n) Default in the payment of any amount owed by the Borrower to the Lender other than any indebtedness arising hereunder; or

                  (o) Any breach, default or event of default by or attributable to any Affiliate under any agreement between such Affiliate and the Lender.

         8.2 Rights and Remedies. Upon the occurrence of an Event of Default or at any time thereafter during the resulting Default Period, the Lender may exercise any or all of the following rights and remedies:

                  (a) The Lender may, by notice to the Borrower, declare the Credit Facility to be terminated, whereupon the same shall forthwith terminate;

                  (b) The Lender may, by notice to the Borrower, declare to be forthwith due and payable the entire unpaid principal amount of the Note then outstanding, all interest accrued and unpaid thereon, all amounts payable under this Agreement and any other Obligations, whereupon the Note, all such accrued interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower;

                  (c) The Lender may, without notice to the Borrower and without further action, apply any and all money owing by the Lender to the Borrower, including without limitation any funds on deposit with the Lender, whether or not matured, to the payment of the Advances, including interest accrued thereon, and of all other sums then owing by the Borrower hereunder, including, without limitation, the Obligation of Reimbursement;

                  (d) The Lender may make demand upon the Borrower and, forthwith upon such demand, the Borrower will pay to the Lender in immediately available funds for deposit in the Special Account pursuant to Sections 2.5 and
3.6 hereof an amount equal to the maximum aggregate amount available to be drawn under all Letters of Credit then outstanding, assuming compliance with all conditions for drawing thereunder;

                  (e) The Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including, without limitation, the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrower hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral, and, in connection therewith, the Borrower will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;

                  (f) the Lender may exercise and enforce its rights and remedies under the Loan Documents; and

                  (g) the Lender may exercise any other rights and remedies available to it by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Section 8.1(f) hereof, the entire unpaid principal amount of the Note and the Obligation of Reimbursement (whether contingent or funded), all interest accrued and unpaid thereon, all other amounts payable under this Agreement and any other Obligations shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind.

         8.3 Certain Notices. If notice to the Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 9.3) at least ten calendar days prior to the date of intended disposition or other action.

                                    ARTICLE 9

                                  Miscellaneous

         9.1 No Waiver; Cumulative Remedies. No failure or delay on the part of the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

         9.2 Amendments, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom or any release of a Security Interest shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         9.3 Addresses for Notices, Etc. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed to the party to whom notice is being given at its address as set forth below and, if telecopied, transmitted to that party at its telecopier number set forth below:

         If to the Borrower:

         Cragar Industries, Inc.
         4636 North 43rd Avenue
         Phoenix, Arizona 85031
         Telecopier: (602) 846-0684
         Attention: Michael L. Hartzmark

         If to the Lender:

         Norwest Business Credit, Inc.
         Norwest Tower
         Mail Station 9025
         3300 North Central Avenue
         Phoenix, Arizona 85012-2501
         Telecopier: (602) 263-6215
         Attention: Scott Schryver

or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on
(a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy, except that notices or requests to the Lender pursuant to any of the provisions of Article 2 hereof shall not be effective until received by the Lender.

         9.4 Financing Statement. A carbon, photographic or other reproduction of this Agreement or of any financing statements signed by the Borrower is sufficient as a financing statement and may be filed as a financing statement in any state to perfect the security interests granted hereby. For this purpose, the following information is set forth:

         Name and address of Debtor:

         Cragar Industries, Inc.
         4636 North 43rd Avenue
         Phoenix, Arizona 85031

         Federal Tax Identification No. 86-0721001

         Name and address of Secured Party:

         Norwest Business Credit, Inc.
         Norwest Tower
         Mail Station 9025
         3300 North Central Avenue
         Phoenix, Arizona 85012-2501
         Telecopier: (602) 263-6215
         Attention: Scott Schryver

         9.5 Further Documents. The Borrower will from time to time execute and deliver or endorse any and all instruments, documents, conveyances, assignments, security agreements, financing statements and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect or enforce the Security Interests or the rights of the Lender under this Agreement (but any failure to request or assure that the Borrower executes, delivers or endorses any such item shall not affect or impair the validity, sufficiency or enforceability of this Agreement and the Security Interests, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

         9.6 Collateral. This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, the Borrower is entitled to any surplus and shall remain liable for any deficiency. The Lender's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Lender need not otherwise preserve, protect, insure or care for any Collateral. The Lender shall not be obligated to preserve any rights the Borrower may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the Collateral in any particular order of application.

         9.7 Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses, including (without limitation) attorneys' fees, incurred by the Lender in connection with the Obligations, this Agreement, the Loan Documents, any Letters of Credit, and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, including without limitation all such costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment, administration, performance, collection and enforcement of the Obligations and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interests.

         9.8 Indemnity. In addition to the payment of expenses pursuant to
Section 9.7 hereof and the environmental indemnity pursuant to Section 6.4 hereof, the Borrower agrees to indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees and agents of the foregoing (the "Indemnitees"), from and against (i) any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement and the other Loan Documents or the making of the Advances, or issuance of any Letter of Credit, and (ii) any and all liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) in connection with any investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against such Indemnitee, in any manner relating to or arising out of or in connection with the making of the Advances, or the issuance of any Letter of Credit, this Agreement and all other Loan Documents or the use or intended use of the proceeds of the Advances or any Letter of Credit unless arising directly from the gross negligence or willful misconduct of the Lender (the "Indemnified Liabilities"). If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon request of such Indemnitee, the Borrower, or counsel designated by the Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrower's sole cost and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The obligation of the Borrower under this Section 9.8 shall survive the termination of this Agreement and the discharge of the Borrower's other Obligations.

         9.9 Participants. The Lender and its participants, if any, are not partners or joint venturers, and the Lender shall not have any liability or responsibility for any obligation, act or omission of any of its participants. All rights and powers specifically conferred upon the Lender may be transferred or delegated to any of the participants, successors or assigns of the Lender.

         9.10 Execution in Counterparts. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

         9.11 Binding Effect; Assignment; Complete Agreement. The Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights thereunder or any interest therein without the prior written consent of the Lender. This Agreement, together with the Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof.

         9.12 Governing Law; Jurisdiction, Venue; Waiver of Jury Trial. The Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Arizona. Each party consents to the personal jurisdiction of the state and federal courts located in the State of Arizona in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient and agrees that any litigation initiated by any of them in connection with this Agreement shall be venued in either the Superior Court of Maricopa County, Arizona, or the United States District Court, District of Arizona. The parties waive any right to trial by jury in any action or proceeding based on or pertaining to this Agreement. Notwithstanding the foregoing, except for "Core Proceedings" under the United States Bankruptcy Code, the Lender and the Borrower agree to submit to binding arbitration all claims, disputes and controversies between or among them, whether in tort, contract or otherwise (and their respective employees, officers, directors, attorneys and other agents) arising out of or relating to in any way (i) the loan and related loan and security documents which are the subject of this Agreement and its negotiation, execution, collateralization, administration, repayments, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit. Any arbitration proceeding will (i) proceed in Phoenix, Arizona; (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code); and
(iii) be conducted in accordance with the Commercial Arbitration rules of the American Arbitration Association ("AAA").

         The arbitration requirements does not limit the right of any party to
(i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before, during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of either party to submit any dispute to arbitration, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

         Any arbitration proceeding will be before a single arbitrator selected according to the Commercial Arbitration Rules of the AAA. The arbitrator will be a neutral attorney who has practiced in the area of commercial law for a minimum of ten years, The arbitrator will determine whether or not an issue is arbitrable and will give effect to the statutes of limitation in determining any claim. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

         In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication.

         In any arbitration proceeding discovery will be permitted and will be governed by the Arizona Rules of Civil Procedure. All discovery must be completed no later than 20 days before the hearing date and within 180 days of the commencement of arbitration proceedings. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available.

         The arbitrator shall award costs and expenses of the arbitration proceeding in accordance with the provisions of this Agreement, the Note and/or other Loan Documents.

         9.13 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

         9.14 Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURE PAGE FOLLOWS

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                 CRAGAR INDUSTRIES, INC., a Delaware corporation


                                 By   MICHAEL L. HARTZMARK
                                    --------------------------------------------
                                      Its  Pres/CEO
                                         ---------------------------------------
                          NORWEST BUSINESS CREDIT, INC., a Minnesota corporation


                                By  SCOTT O. SCHRYVER
                                   ---------------------------------------------
                                      Its  Vice President
                                          --------------------------------------

                                                         EXHIBIT A TO CREDIT AND
                                                              SECURITY AGREEMENT

                                 REVOLVING NOTE

$9,500,000.00                                                   Phoenix, Arizona
                                                                  April 14, 1995

         For value received, the undersigned, CRAGAR INDUSTRIES, INC., a Delaware corporation (the "Borrower"), hereby promises to pay on April 1, 1998, to the order of NORWEST BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), at its office in Phoenix, Arizona, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of NINE MILLION FIVE HUNDRED THOUSAND and NO/100 Dollars ($9,500,000.00) or, if less, the aggregate unpaid principal amount of all Advances made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement of even date herewith (the "Credit Agreement") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

         This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Note referred to in the Credit Agreement.

         This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

         The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

         The Borrower agrees that the interest rate contracted for includes the interest rate set forth herein plus any other charges or fees set forth herein and costs and expenses incident to this transaction paid by the Borrower to the extent the same are deemed interest under applicable law.

         Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

                                         CRAGAR INDUSTRIES, INC., a Delaware
                                             corporation

                                         By
                                            ------------------------------------
                                              Its
                                                  ------------------------------

                                                         EXHIBIT B TO CREDIT AND
                                                              SECURITY AGREEMENT

                                      NAMES

               CHIEF EXECUTIVE OFFICE/PRINCIPAL PLACE OF BUSINESS

                             4636 North 43rd Avenue
                             Phoenix, Arizona 85031

                     OTHER INVENTORY AND EQUIPMENT LOCATIONS

                   4850 W. Jefferson Street, Phoenix, AZ 85043
                  4044 W. Lower Buckeye Road, Phoenix, AZ 85009
                                Mexicali, Mexico

                                  SUBSIDIARIES

                                    Pulido
                            Av. Cuatro Cienegas #800
                               Ex - Ejido Coahuila
                        Mexicali, B.C., Mexico C.P. 21360

                                                         EXHIBIT C TO CREDIT AND
                                                              SECURITY AGREEMENT


                  PERMITTED LIENS, INDEBTEDNESS AND GUARANTIES

                                      Liens
                            Time Clocks (UCC filed)
                      Studebaker-Worthington Leasing Corp.
                               XL/Datacomp, Inc.
                      ACM Equipment Rental and Sales, Co.


                                  Indebtedness


                           Subordinated Indebtedness

                                ("Bridge Loan")

                               ("Investor Debt")
                                 ("Seller Debt")


                                   Guaranties

                                                         EXHIBIT D TO CREDIT AND
                                                              SECURITY AGREEMENT

                             COMPLIANCE CERTIFICATE

         In accordance with our Credit and Security Agreement dated as of April 14, 1995 (the "Credit Agreement"), attached are the financial statements of Cragar Industries, Inc. (the "Borrower") as of and for the month and year-to-date period ended ____________ ___, 199_ (the "Current Financials").

         I certify that the Current Financials have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the financial statements referred to in
Section 5.5 of the Credit Agreement, subject to year-end audit adjustments.

Defaults and Events of Default (check one)

                  / / I have no knowledge of the occurrence of any Default or Event of Default under the Credit Agreement which has not previously been reported to you and remedied.

                  / / Attached is a detailed description of all Defaults and Events of Default of which I have knowledge and which have not previously been reported to you and remedied.

                  For the date and periods covered by the Current Financials, the Borrower is in compliance with the covenants set forth in Sections 6.12 through 6.14, 7.10, 7.17 and 7.19 of the Credit Agreement, except as indicated below. The calculations made to determine compliance are as follows:

Covenant                              Actual                 Requirement

6.12) Debt Service                   _______                  __________
6.13) Adjusted Net Worth             _______                  __________
6.14) Net Income                     _______                  __________

                                      Actual             Maximum Allowed

7.10) Capital Expenditures           ______                         $__________
7.17) Compensation Increases         ______%                         20%
7.19) Subordinated Indebtedness
Payments
         (i) Investor Debt           $_______                $__________
         (i) Seller Debt             $_______                $__________
         (i) Bridge Loan             $_______                $__________

         Minimum Average
         Commitment Availability less
         L/C Amount of $250,000.00
         for 30 days prior to payment

                                         Yes ____ No ____

         Minimum Commitment              Yes ____ No ____
         Availability Less L/C Amount
         after payment


Attached hereto are all relevant facts in reasonable detail to evidence, and the computation of the financial covenants referred to above. The computations were made in accordance with GAAP.

                                      __________________________________________
                                      Title_____________________________________

                                                         EXHIBIT E TO CREDIT AND
                                                              SECURITY AGREEMENT

                                    PREMISES

         The Premises referred to in the Credit and Security Agreement are legally described as follows:

         A portion of the Northeast quarter of Section 21, Township 2 North, Range 2 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, described as follows:

         COMMENCING at the intersection of the centerline of Highland Avenue with the East line of said Section 21, said Section line being also the centerline of 43rd Avenue, as shown on Map of Dedication recorded on June 3, 1977 at Book 190, Page 21, records of said County; thence along said centerline North 89(degree)51'58" West 65.00 feet; thence at right angles South 00(degree)08'02" West 33.00 feet to the Northwesterly terminus of the Southwesterly curved line of said Highland Avenue, which line is a curve concave Southwesterly having a radius of 25.00 feet, said point being tangent to the South line of said Highland Avenue and being also the TRUE POINT OF BEGINNING for this description; thence Southeasterly along said curved street line, a distance of 39.27 feet to tangency with the Westerly line of said 43rd Avenue; thence South 00(degree)08'02" West thereon 627.00 feet to a line that is parallel with and distant Southerly 652.00 feet at right angles from said Southerly street line; thence along said parallel line North 89(degree)51'58" West 400.94 feet to a line that is parallel with and distant Westerly 400.94 feet at right angles from said Westerly street line; thence along said last-mentioned parallel line North 00(degree)08'02" East 652.00 feet to said Southerly street line; thence South 89(degree)51'58" East thereon 375.94 feet to the Point of Beginning.

                                                         EXHIBIT F TO CREDIT AND
                                                              SECURITY AGREEMENT

                                     Patents

PATENT NO./                SERIAL NO./
ISSUE DATE                 FILING DATE               PATENTEE/TITLE
----------                 -----------               --------------
3,635,529                  835,999                   Nass; Motor Vehicle Wheel Assembly
01/18/72                   06/24/69

3,759,576                  189,971                   Richter; Custom Wheel Assembly
09/18/73                   10/18/71

3,871,708                  242,678                   Richter; Custom Wheel Assembly
03/18/75                   04/10/72

3,960,047                  504,208                   Liffick; Dual Size Lug Nut
06/01/76                   09/09/74

4,138,160                  811,044                   Lohmeyer; Simulated Knock Off
02/06/79                   06/29/77                  Spinner Nut and Adaptor

4,150,854                  795,287                   Lohmeyer; Wire Wheel Sealing System
04/24/79                   05/09/77

4,191,427                  919,325                   Bradley; Simulated Knock Off
03/04/80                   06/26/78                  Spinner Nut

4,223,952                  896,246                   Weld; Automotive Wheel Construction
09/23/80                   04/14/78

4,226,479                  918,606                   Weld; Wire Spoke Automotive Wheel
10/07/80                   06/23/78

4,294,393                  079,962                   Weld; Method of Manufacturing a
10/13/81                   09/29/79                  Wire Spoke Automotive Wheel

4,339,859                  178,795                   Weld; Wire Spoke Automotive Wheel
07/20/82                   08/18/80                  Manufacturing Method

4,361,358                  214,177                   Bonniwell et al; Wheel Disc Offset
11/30/82                   12/08/80                  Attachment to Wheel Rim

4,363,521                  176,083                   Bonniwell et al; Wheel Disc Offset
12/14/82                   08/07/80                  Attachment to Wheel Rim

4,511,183                  512,771                   Spiegel et al; Steel Wheel with
04/16/85                   07/11/83                  Decorative Cover

4,530,542                  509,818                   Spiegel et al; Wheel Center and
07/23/85                   06/29/83                  Wheel Constructed Therewith

PATENT NO./                SERIAL NO./
ISSUE DATE                 FILING DATE               PATENTEE/TITLE
----------                 -----------               --------------
D230,008                   280,711                   Gibbons; Automotive Vehicle Wheel
01/22/74                   08/14/72                  Lock

D241,421                   513,451                   Lohmeyer; Spoked Vehicle Wheel
09/14/76                   10/09/74

D241,828                   588,305                   Hall; Wheel
10/12/76                   06/19/75

D241,829                   588,304                   Hall; Wheel
10/12/76                   06/19/75

D252,749                   911,440                   Retzlaff; Spoked Vehicle Wheel
08/28/79                   06/01/78

D253,050                   840,555                   Lohmeyer; Vehicle  Wheel
10/02/79                   10/11/77

D253,286                   840,543                   Lohmeyer; Vehicle  Wheel
10/30/79                   10/11/77

D253,817                   840,554                   Lohmeyer; Vehicle  Wheel
01/01/80                   10/11/77

D254,064                   911,442                   Retzlaff; Spoked Vehicle Wheel
01/29/80                   06/01/78

D257,032                   006,192                   Weld; Automotive Wheel Center
09/23/80                   01/24/79

D270,050                   248,525                   Retzlaff; Spoked Vehicle Wheel
08/09/83                   03/27/81

D295,370                   707,944                   Carlo et al; Wheel Nut
04/26/88                   03/04/85


                         Federally Registered Trademarks


                       Non-Federally registered Trademarks

                                                             EXHIBIT G TO CREDIT
                                                                    AND SECURITY
                                                                       AGREEMENT

                           ASSETS FOR SALE BY BORROWER

         Paint Line (with associated conveyors, washers, burners, blowers, booths, powder guns, cyclones, baghouses, dryers, motors, pumps, and other related equipment)

                        Waster Water Treatment Equipment

                     Miscellaneous Chrome Plating Equipment

                                 Vapor Degreaser

                               Pro-Trac Tire Molds

                         One-Piece Aluminum Wheel Molds

                          Mexicali Polishing Equipment




                                       G-1